Exhibit 2.1.2
Execution Version
McAPPLE CONTRIBUTION AGREEMENT
     CONTRIBUTION AGREEMENT, dated as of December 4, 2006 (the “Agreement”), among McJunkin Corporation, a West Virginia corporation (the “Company”), McJ Holding LLC, a Delaware limited liability company (“Holdco”), and the shareholders of McJunkin Appalachian Oilfield Supply Company, a West Virginia corporation (“McApple”), named in Exhibit A hereto (collectively, the “Contributing Shareholders”).
RECITALS
     WHEREAS, simultaneously with the execution and delivery of this Agreement, each Contributing Shareholder is executing and delivering a limited liability company operating agreement (the “Holdco LLC Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) relating to membership interests in Holdco to be received pursuant to this Agreement;
     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is executing and delivering an agreement and plan of merger (the “Merger Agreement”) with McJ Holding Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“Parent”), and Hg Acquisition Corp., a West Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent;
     WHEREAS, each of the Contributing Shareholders owns the number of shares of common stock, par value $0.01 per share, of McApple set forth opposite his name in Exhibit A hereto (“Shares” and all Shares owned by the Contributing Shareholders, collectively “the Shares”);
     WHEREAS, the parties hereto desire that the Shares be contributed immediately prior to the consummation of the Merger by the Contributing Shareholders on the terms and conditions provided in this Agreement; and
     WHEREAS, the contribution of the Shares by the Contributing Shareholders to Holdco in exchange for Holdco Units (as defined below) and the Cash Consideration (as defined below) is intended to qualify as a transaction governed by Sections 707 and 721 of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

ARTICLE I
Contribution
     1.1. Contribution. At the Closing provided for in Section 1.3, Holdco shall receive from each of the Contributing Shareholders, and each of the Contributing Shareholders shall contribute to Holdco, all Shares owned by such Contributing Shareholder for the Per Share Consideration (as defined below).
     1.2. Consideration. The consideration per Share (the “Per Share Consideration”) shall be (i) an amount in cash equal to the Book Value per Share (as defined below) as of the close of business on the last day of the month preceding the one in which the Closing occurs as reasonably estimated by James F. Underhill, Chief Financial Officer of the Company (the “Cash Consideration”) and (ii) a number of Common Units (as defined in the Holdco LLC Agreement) of Holdco (“Holdco Units”) equal in value to $8,000,000 divided by the number of shares of common stock of McApple issued and outstanding immediately prior to the Closing (other than the shares held by the Company). It being understood and agreed that the value of each Holdco Unit shall be as determined pursuant to Section 4.2(a)(ii) of the Merger Agreement. “Book Value per Share” means (i) the total assets of McApple minus the total liabilities of McApple, in each case, as determined under U.S. Generally Accepted Accounting Principles consistent with the balance sheet of McApple for the nine month period ended September 30, 2006 previously provided to Holdco adjusted for the deferred tax impact of LIFO valued inventories contributed by the Company when McApple was formed divided by (ii) the number of shares of common stock of McApple outstanding immediately prior to the Closing (including, for the avoidance of doubt, the shares held by the Company).
     1.3. Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing of the transactions contemplated hereunder (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York (or such other place as the parties may agree) immediately prior to the consummation of the Merger. The actual time and date of the Closing is referred to herein as the “Closing Date”.
     1.4. Adjustments to the Consideration. Holdco shall, as soon as practicable following the Closing and in any event within thirty (30) days after the Closing Date, procure that a balance sheet for McApple as of the Closing Date is prepared and delivered to the Contributing Shareholders (the “Closing Balance Sheet”). If the Book Value per Share on the Closing Date as set forth on the Closing Balance Sheet exceeds the Cash Consideration, Holdco shall deliver to each Contributing Shareholder an amount in cash equal to such excess for each Share contributed to Holdco by such Contributing Shareholder pursuant to this Agreement by wire transfer of immediately available funds within five (5) days after the Closing Balance Sheet is delivered to the Contributing Shareholders. If the Book Value per Share on the Closing Date as set forth on the Closing Balance Sheet is less than the Cash Consideration, each Contributing Shareholder shall deliver to Holdco an amount equal to such shortfall for each Share contributed to Holdco by such Contributing Shareholders pursuant to this Agreement by wire transfer of immediately available funds within five (5) days after the Closing Balance Sheet is delivered to the Contributing Shareholders. If the Contributing Shareholders disagree with the Book Value per Share on the Closing Date as set forth on the Closing Balance Sheet, then no later than three

(3) days after the Closing Balance Sheet is delivered to the Contributing Shareholders, the Contributing Shareholders may, at their sole cost and expense, hire Ernst & Young LLP (“EY”) to audit the Closing Balance Sheet. If the Contributing Shareholders hire EY to audit the Closing Balance Sheet, then the determination by EY of the Book Value per Share on the Closing Date shall be binding on the parties hereto and any amount owed pursuant to this Section 1.4 shall be paid by wire transfer of immediately available funds within five (5) days after EY has made such determination.
ARTICLE II
Representations and Warranties
     2.1. Representations and Warranties of the Contributing Shareholders. Each Contributing Shareholder hereby represents and warrants to Holdco that:
     (a) Such Contributing Shareholder has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform his obligations under this Agreement, the Holdco LLC Agreement and the Registration Rights Agreement. Each of this Agreement, the Holdco LLC Agreement and the Registration Rights Agreement has been duly executed and delivered by such Contributing Shareholder and constitutes a valid and binding agreement of such Contributing Shareholder enforceable against him in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Such Contributing Shareholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as Holdco may request.
     (b) Such Contributing Shareholder is the sole record and beneficial owner of, and has good and marketable title to, the number of Shares set forth opposite his name in Exhibit A hereto free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (collectively, “Liens”). Except as set forth on Exhibit A, such Contributing Shareholder does not own any shares of capital stock or other securities of McApple or any securities or obligations convertible, or exchangeable or exercisable for, or giving him a right to subscribe for or acquire, any securities of McApple. Upon consummation of the contribution of Shares by such Contributing Shareholders as provided in this Agreement, Holdco will acquire good and marketable title to such Shares free and clear of all Liens. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that will obligate McApple to issue or sell any shares of capital stock or other securities of McApple or any securities or obligations convertible, or exchangeable or exercisable for, or giving any person a right to subscribe for or acquire, any securities of McApple, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
     (c) The execution, delivery and performance of this Agreement by such Contributing Shareholder does not and will not (i) require him to obtain any consents, registrations, approvals, permits or authorizations from any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity (except as would not have a material adverse effect on his ability to perform his obligations under this Agreement) or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien or encumbrance on any of his properties pursuant to any bond, debenture, note or other evidence of indebtedness of him or any indenture or other material agreement to which he is a party or by which he is bound or to which any of his material property may be subject (except as would not have a material adverse effect on his ability to perform his obligations under this Agreement).
     (d) At the Effective Time (as defined in the Merger Agreement) of the Merger (as defined in the Merger Agreement) each of (i) the Put/Call Agreement among the Company, McApple and the individual shareholders named therein, dated as of December 21, 1988, as amended by the Amendment between the Company, McApple and David Fox, III, dated as of September 2002 and (ii) the Shareholders’ Agreement dated as of December 21, 1988 among McApple and the Contributing Shareholders relating to the Shares will have been terminated and will be of no further force and effect.
     (e) Such Contributing Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and such Contributing Shareholder shall not grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.
     2.2. Representations and Warranties of Holdco. Holdco hereby represents and warrants to each of the Contributing Shareholders that:
     (a) It has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (b) Immediately following the Closing, all of such issued and outstanding Holdco Units will be duly authorized and validly issued, fully paid and nonassessable.

     (c) Except as set forth in Section 5.2(c) of the Merger Agreement, the execution, delivery and performance of this Agreement by Holdco does not and will not (i) require it to obtain any consents, registrations, approvals, permits or authorizations from or to deliver any notice or make any report or other filing with any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity (except such as may have previously been obtained or is permitted to be, and will be, filed or made promptly following the date hereof) or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien or encumbrance on any of its properties pursuant to any bond, debenture, note or other evidence of indebtedness of it or any indenture or other material agreement to which it is a party or by which it is bound or to which any of its material property may be subject (except as would not adversely affect its ability to perform its obligations under this Agreement.
ARTICLE III
Deliveries at the Closing
     3.1. Deliveries by Holdco at the Closing. At the Closing, Holdco shall:
     (a) deliver the Cash Consideration by wire transfer of immediately available funds as instructed by each Contributing Shareholder prior to the Closing Date; and
     (b) amend Schedule A to the Holdco LLC Agreement to reflect the Holdco Units acquired by the Contributing Shareholders pursuant to this Agreement; and
     (c) deliver to each Contributing Shareholder a copy of the Holdco LLC Agreement duly executed by all GSCP Members (as defined therein).
     3.2. Deliveries by the Contributing Shareholders at the Closing. At the Closing, each Contributing Shareholder shall deliver the following to Holdco:
     (a) certificates representing the number of Shares set forth opposite his name in Exhibit A hereto, free and clear of any and all Liens, duly endorsed in blank or otherwise in proper form for transfer to Holdco.
     3.3. Put Option. On and for fifteen (15) business days after (x) January 8, 2010 or, if earlier, (y)(i) each date that the Contributing Shareholders receive a Drag-Along Notice pursuant to Section 12.8 of the Holdco LLC Agreement, or (ii) the date of notice to Holdco by McJ Members of the exercise of their rights under Section 12.10 of the Holdco LLC Agreement, each Contributing Shareholder shall have the right and option, but not the obligation (the “Put Option”), to cause Holdco to purchase all of the Holdco Units acquired by such Contributing Shareholder hereunder for a purchase price in cash equal to the value of each Holdco Unit as set forth in Section 1.2(ii) (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Holdco Units) (the “Put

Consideration”) by written notice to Holdco of the exercise of such right and option (an “Exercise Notice”). The closing of any exercise of the Put Option shall occur at 9:00 A.M. at the offices of Holdco on, as applicable, (a) February 25, 2010, (b) the date and time of the closing of each Drag-Along Sale pursuant to the Holdco LLC Agreement (provided, that if the Drag-Along Sale expires pursuant to Section 12.8(d) of the Holdco LLC Agreement, the Contributing Shareholders may withdraw the Exercise Notice, or, if not withdrawn, the Contributing Shareholders and Holdco shall agree to another time and place for the closing), or (c) the date of the redemption under Section 12.10 of the Holdco LLC Agreement. The Put Option shall expire on the earliest of (x) the sixteenth business day after January 8, 2010, (y) the date of closing of the Drag-Along Sale pursuant to which all Holdco Units of all Contributing Shareholders are sold at such closing, or (z), the date of the redemption pursuant to Section 12.10 of the Holdco LLC Agreement. Holdco (or its designee) shall pay the Put Consideration for each Holdco Unit acquired by such Contributing Shareholder hereunder to the Contributing Shareholder exercising his Put Option, by wire transfer of immediately available funds, and such Contributing Shareholder shall, if applicable, deliver to Holdco certificates representing all of the Holdco Units acquired by such Contributing Shareholder hereunder, duly endorsed in blank or otherwise in proper form for transfer to Holdco. Notwithstanding any of the above, if any Contributing Shareholder(s) has exercised his Put Option pursuant to this Section 3 and Holdco is not permitted to consummate the transactions contemplated by the Put Option under applicable law, or due to a default under any debt financing agreement of Holdco or any of its direct or indirect subsidiaries, or if a payment pursuant to this Section 3 would trigger a default under any such debt financing agreement, Holdco shall issue to such Contributing Shareholder(s) a promissory note with a principal amount equal to the applicable Put Consideration and an interest rate equal to the prime rate then in effect, and such principal and interest will be paid in full by wire transfer of immediately available funds at such time as Holdco is permitted to pay such Put Consideration under applicable law and any debt financing of Holdco and its direct and indirect subsidiaries.
ARTICLE IV
Conditions to Closing
     4.1. Conditions to Obligations of Holdco. The obligations of Holdco to consummate the transactions contemplated hereunder and to take the other actions at Closing required by this Agreement are subject to the satisfaction or waiver by such party of the following condition as of the Closing Date:
     The representations and warranties of each Contributing Shareholder set forth in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of, and as if made on, the Closing Date.
     4.2. Conditions to Obligations of the Contributing Shareholders. The obligations of each Contributing Shareholder to consummate the transactions contemplated hereunder and to take the other actions at Closing required by this Agreement are subject to the satisfaction or waiver by such Contributing Shareholder of the following condition as of the Closing Date:

     The representations and warranties of Holdco set forth in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of, and as if made on, the Closing Date.
     4.3. Merger not Consummated. The parties hereto agree that if the Merger is not consummated on or prior to the third business day after the Closing, then the transactions effected at the Closing shall be unwound and the provisions of this Agreement shall be restored as if the Closing had not taken place and shall thereafter remain in full force and effect until terminated pursuant to the terms hereof.
ARTICLE V
Release
     5.1. Release. From and after the Closing, each Contributing Shareholder hereby absolutely, generally, irrevocably, unconditionally and completely releases and forever discharges Holdco, the Company, McApple and their respective directors, officers, employees, representatives, affiliates, stockholders, direct and indirect subsidiaries, successors and assigns (collectively, the “Holdco Parties”) from all past, present and future claims directly or indirectly relating to such Contributing Shareholder’s interest in McApple (“Claims”), and hereby absolutely, generally, irrevocably, unconditionally and completely waives and relinquishes all Claims against the Holdco Parties.
ARTICLE VI
Termination
     6.1. Termination. This Agreement shall automatically terminate upon termination of the Merger Agreement pursuant to the terms thereof prior to consummation of the Merger.
ARTICLE VII
Miscellaneous
     7.1. Entire Agreement; Binding Effect; Assignment; No Third Party Beneficiaries. This Agreement, the Holdco LLC Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof and thereof. This Agreement shall be binding upon, inure to the benefit of and be enforceable only by the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other parties and any purported assignment without such consent is void. Nothing in this Agreement, express or implied, is intended to, or shall, give to any person other than the parties hereto, their successors and permitted assigns any benefit or any legal or equitable right, remedy or claim under this Agreement.
     7.2. Modification or Amendment; Waiver. This Agreement may only be amended, modified, supplemented or waived with the written approval of each party hereto. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.
     7.3. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
     7.4. Government Law and Venue; Waiver of Jury Trial; Specific Performance.
     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4.
     (c) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Delaware State or Federal court in the County of New Castle, this being in addition to any other remedy to which such party is entitled at law or in equity.
     7.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:
If to the Company:
McJunkin Corporation,
835 Hillcrest Drive,
Charleston, WV 25311.
Attention: Michael Wehrle
with a copy to H. B. Wehrle III
Fax: (304) 348-1557
with a copy to
Sullivan & Cromwell LLP,
125 Broad Street, New York, NY 10004.
Attention: Benjamin F. Stapleton III
Fax: (212) 558-3588
If to Holdco:
c/o GS Capital Partners V Fund, L.P.,
85 Broad Street, 10th Floor,
New York, New York 10004.
Attention: Henry Cornell
Fax: (212) 357-5505

and:
Fried, Frank, Harris, Shriver & Jacobson LLP,
One New York Plaza,
New York, New York 10004.
Attention: Robert C. Schwenkel, Esq.
Fax: (212) 859-4000
If to the Contributing Shareholders:
David Fox, III,
P.O. Box 3109,
Huntington, West Virginia 25702.
and:
Huddleston Bolen LLP,
P.O. Box 2185,
Huntington, WV 25722-2185
Attention: Tom Murray
Fax: (304) 522-4312
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
     7.6. Interpretation; Construction.
     (a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     7.7. Tax Matters. The parties hereto shall not take any position on any tax return inconsistent with the treatment of the contribution of the Shares by the Contributing Shareholders to Holdco in exchange for Holdco Units and the Cash Consideration as a transaction governed by Sections 707 and 721 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding any other provision of this Agreement, the obligations imposed by this Section 7.7 will survive indefinitely.
(the remainder of this page has been intentionally left blank)

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:	/s/ H.B. Wehrle III

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

/s/ H. B. Wehrle, III

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:	/s/ Christine Vollertsen

	Name: Christine Vollertsen	Steven G. Park
Title: Vice President

John J. Limer

Stephen D. Cassell

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:		/s/ David Fox, III

	Name:	David Fox, III
Title:

/s/ Stephen G. Fox

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

/s/ John J. Limer

John J. Limer

/s/ Stephen D. Cassell

Stephen D. Cassell

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:		/s/ Steven G. Park

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

/s/ H. B. Wehrle, III

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

H. B. Wehrle, III

/s/ Stephen D. Wehrle

Stephen D. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

H. B. Wehrle, III

Stephen D. Wehrle

/s/ Michael H. Wehrle

Michael H. Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

MCJUNKIN CORPORATION		CONTRIBUTING SHAREHOLDERS

By:

	Name:	David Fox, III
Title:

McJ HOLDING LLC		Stephen G. Fox

By:

	Name:	Steven G. Park
Title:

John J. Limer

Stephen D. Cassell

H. B. Wehrle, III

Stephen D. Wehrle

Michael H. Wehrle

/s/ E. Gaines Wehrle

E. Gaines Wehrle
[McApple Contribution Agreement Signature Page]